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                                 EXHIBIT 99.6.1

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                               DISTRIBUTION AGREEMENT

     AGREEMENT, made as of this 19th day of July 1997, by and between The Navellier Series Fund, a business trust organized under the laws of the State of Delaware (the "Fund"), and Navellier Securities Corp., a corporation organized under the laws of the State of Delaware (the "Distributor").

                               W I T N E S S E T H

     WHEREAS, the Fund is registering as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and intends to engage in business as an open-end management investment company;

     WHEREAS, the Fund desires to employ the Distributor to act as principal underwriter (as defined in the Act) with respect to the continuous offering of its shares of common stock, at no par value (the "Shares"), which shall INITIALLY be sold in one series consisting of an equity portfolio (the "Navellier Aggressive Small Cap Equity Portfolio"), along with any other series as may be created in the future, from time to time (the "Portfolios"), and the Distributor is willing to serve in such capacity pursuant to the terms and conditions of this Agreement;

     WHEREAS, this Agreement has been approved by a vote of the Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" of the Fund, as defined in the Act, and who have no direct, or indirect financial interest in the operation of this Agreement (the "disinterested Trustees") cast in person at a meeting called for the purpose of voting on this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

     1.   APPOINTMENT OF THE DISTRIBUTOR.

          (a) The Fund hereby appoints the Distributor as the principal underwriter and distributor of each of the Fund's Portfolios whether now existing or hereafter created, to sell and to arrange for the sale of Shares to the public on the terms set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act in accordance herewith. The Fund, during the term of this Agreement, shall sell Shares to the Distributor upon the terms and conditions set forth herein.

          (b) The Distributor agrees to purchase Shares, as principal for its own account, from the Fund and to sell Shares, as principal, to investors and dealers, upon the terms described herein and in the Fund's prospectus (the "Prospectus") and statement of additional information (the "Statement of Additional


                                        1
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Information") included in the Fund's Registration Statement (the "Registration
Statement") last filed with the Securities and Exchange Commission (the "SEC") and declared effective under the 1933 Act and 1940 Act or as said Prospectus and Statement of Additional Information may be otherwise amended or supplemented from time to time thereafter.

     2. EXCLUSIVE NATURE OF DUTIES. The Distributor shall be the exclusive representative of the Fund, in respect of the Portfolios, and act as its principal underwriter and distributor, except that neither the exclusive rights granted to the Distributor to sell the Shares nor the right to receive compensation under Section 3(b) hereof or otherwise hereunder shall apply to Shares issued by the Fund (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the Portfolios or the acquisition by purchase or otherwise of all (or substantially all) of the assets or outstanding shares of any such company by the Fund or the Portfolios, or (ii) pursuant to reinvestment of dividends or capital gains distributions.

     3.   PURCHASE OF SHARES FROM THE FUND AND COMPENSATION OF DISTRIBUTOR.

          (a) Subsequent to the effective date of the Registration Statement, the Fund will commence a continuous offering of the Shares. During such continuous offering, the Distributor shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for clerical errors in transmissions), to fill unconditional orders for Shares placed with the Distributor by investors or securities dealers. The price which the Distributor shall pay for the Shares so purchased from the Fund shall be the net asset value (determined as set forth in Section 3(e) hereof) used in determining the public offering price on which such orders were based.

          (b) A sales charge of 3% of the net asset value of the Shares sold shall constitute the entire compensation (subject to any fees reimbursed to the Distributor as provided in Section 8 hereof) of the Distributor for acting as principal underwriter and distributor of the Portfolios. The 3% sales charge shall be reduced to 2.5% for purchases of between $25,000 and $49,999.99, and shall be reduced to 2% for purchases of between $50,000 and $74,99.99, and shall be reduced to 1-1/2% for purchases of between $75,000 and $99,999.99, and shall be reduced to 1% for purchases of $100,000 or more. The sales charge shall also be reduced for other purchases as specified in the Prospectus. The sales charge will be deducted from the purchase price paid by the investor at the time of making the purchase.

          (c) The Shares are to be resold by the Distributor to investors at the public offering price, as set forth in Section 3(d) hereof, or to Selected Dealers (as hereinafter


                                        2
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defined) having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

          (d) The public offering price(s) of the Shares, i.e., the price per share at which the Distributor or Selected Dealers (as hereinafter defined) may sell the Shares to the public, shall be the public offering price as set forth in the then current Prospectus and the Statement of Additional Information relating to the Shares. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Fund hereunder shall be made in the manner set forth in
Section 3(g).

          (e) The net asset value of the shares of each Portfolio of the Fund shall be determined by the Fund or any agent of the Fund once daily at the times and otherwise in accordance with the terms set forth in the Prospectus and the Statement of Additional Information and guidelines established by the Board of Trustees of the Fund, from time to time.

          (f) The Fund shall have the right to suspend the sale of the Shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(c) hereof. The Fund shall also have the right to suspend the sale of the Shares if trading on the New York Stock Exchange or other exchange shall have been suspended, if a banking moratorium shall have been declared by federal or state authorities, or if there shall have been some other extraordinary event, which, in the judgment of the Fund, makes it impracticable to sell the Shares. The Fund also reserves the right to suspend the sale of Shares at any time, in the absolute discretion of its Board of Trustees.

          (g) The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund; PROVIDED, HOWEVER, that the Fund will not arbitrarily or without reasonable cause refuse to accept orders for the purchase of Shares. The Distributor (or its agent) upon receipt of payment therefore will enter the purchase and ownership on its books (in lieu of issuing stock certificates) or a statement confirming the issuance of Shares. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

     4.   REPURCHASE OR REDEMPTION OF SHARES.

          (a) Any of the outstanding shares of any Portfolio may be tendered for redemption at any time, and the Fund agrees to redeem the Shares so tendered in accordance with the applicable provisions set forth in the Prospectus and the Statement of Additional Information. The price to be paid to redeem the Shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof. All


                                        3
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payments by the Fund hereunder shall be made in the manner set forth below.

          The Fund, on behalf of the applicable Portfolio, shall pay the total amount of the redemption price subsequent to its having received the notice of redemption in proper form, all in accordance with applicable provisions of the Prospectus and the Statement of Additional Information on or before the seventh day after receipt of notice of redemption.

          (b) The Distributor is authorized, as agent for the Fund, to repurchase Shares from investors and Selected Dealers in accordance with the applicable provisions set forth in the then current Prospectus and the Statement of Additional Information. The Distributor shall promptly transmit to the Fund's transfer agent for redemption, all orders so received from Selected Dealers or investors for the repurchase of Shares. The Distributor shall be responsible for the accuracy of instructions transmitted to the Fund's transfer agent in connection with all such repurchases.

          (c) The Fund may suspend the right of redemption or dealer payment more than seven days (a) during any period when the New York Stock Exchange or other exchange is closed (other than a customary weekend and holiday closing),
(b) when trading on any Exchange is restricted or an emergency exists as determined by the Securities and Exchange Commission or the Fund so that disposal of the Fund's investments or determination of the net asset value of the Portfolios is not reasonably practicable, or (c) during any other period when the Securities and Exchange Commission, by order, so permits.

     5.   DUTIES OF THE FUND.

          (a) The Fund shall furnish to the Distributor copies of all information (including, without limitation, sales literature and advertisements), financial statements and other papers prepared (or caused by the Fund to be prepared) for publication or distribution which refer in any way to the Distributor, prior to the use thereof, and shall not use such material if the Distributor reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed) after receipt thereof. The foregoing sentence shall survive the termination of this Agreement. The Fund shall furnish or otherwise make available to the Distributor such other information as the Distributor may reasonably request for use in connection with the distribution of the Shares, including one certified copy, upon request by the Distributor, of all financial statements prepared by the Fund, in respect of the Portfolios, and examined by independent accountants. The Fund shall, subject to the provisions of Section 8 hereof, make available to the Distributor such number of copies of the Prospectus and the Statement of Additional Information as the Distributor shall reasonably request.


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          (b)  The Fund shall take, from time to time, but subject to the necessary approval of the Portfolios' shareholders (as may be required by applicable law), all necessary action to fix the number of its authorized Shares and to register the Shares under the 1933 Act, to the end that there will be available for sale such number of the Shares as investors may reasonably be expected to purchase.

          (c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Shares for sale under the securities laws of such states as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

          (d) The Fund shall immediately advise the Distributor (i) when any post-effective amendment to its Registration Statement or any further amendment or supplement thereto or any further Registration Statement or amendment or supplement thereto becomes effective, (ii) of any request by the SEC for amendment to the Registration Statement or the then effective Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose, and (iv) of the happening of any event which makes untrue any material statement made in the Registration Statement or the current Prospectus or which, in the opinion of counsel for the Fund, requires the making of a change in the Registration Statement or the current Prospectus in order to make the statements therein not misleading. In case of the happening at any time of any event which materially affects the Fund or its securities and which should be set forth in a supplement to or an amendment of the then effective Prospectus in order to make the statements therein not misleading, the Fund shall prepare and furnish to the Distributor such amendment or amendments to the then effective Prospectus, as will correct the Prospectus so that as corrected it will not contain, or such supplement or supplements to the then effective Prospectus which, when read in conjunction with the then effective Prospectus, will make the combined information not contain any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in the then effective Prospectus not misleading. The Fund shall, if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, make reasonable effort to obtain the prompt lifting of such order.

          (e) Except as otherwise contemplated by Section 8(a) hereof, the Fund shall, at the expense of the Distributor, furnish, in reasonable quantities upon request of the Distributor, copies of Prospectuses, Statements of Additional


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Information, Proxies and annual and interim reports of the Fund, in respect of the Portfolios.

     6.   DUTIES OF THE DISTRIBUTOR.

          (a) The Distributor shall devote reasonable time and effort to effect sales of the Shares (but only in states and other jurisdictions in which it may legally do so), but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution or dealer arrangements with other investment companies so long as the performance of its obligations hereunder are not impaired thereby.

          (b) Neither the Distributor nor any Selected Dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or related Prospectus and Statement of Additional Information and any sales literature specifically approved by the Fund.

          (c) The Distributor shall cooperate with the Fund in effecting the qualifications contemplated by Section 5(c) hereof.

          (d) The Distributor shall furnish to the Fund copies of all information including, without limitation, sales literature and advertisements, financial statements and other papers prepared (or caused by the Distributor to be prepared) for the publication or distribution, which refer in any way to the Fund, prior to the use thereof, and shall not use such material if the Fund reasonably objects in writing within (5) business days (or such other time as may be mutually agreed) after receipt thereof. The foregoing sentence shall survive the termination of this Agreement.

          (e) In selling the Shares, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable federal, state and foreign laws. In connection therewith, the Distributor shall use its best efforts in granting any Distributor's Consent under Section 7(b) hereof, to make certain that such Foreign Offer or Sale does not violate applicable law or otherwise cause the Fund to have any liability with respect to such Foreign Offer or Sale.

     7.   SELECTED DEALER AGREEMENTS.

          (a) The Distributor shall have the right to enter into selected dealer agreements ("Selected Dealer Agreements") with securities dealers of its choice (the "Selected Dealers") for the sale of Shares. In connection with such sales by Selected Dealers, the Selected Dealer Agreement shall provide that the portion of the Sales Charge which may be allocated to Selected Dealers shall be limited to all or a portion of the Sales Charge

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as stated in the Fund's then current Prospectus.  In making agreements with
Selected Dealers, the Distributor shall act only as principal and not as agent for the Fund. Shares sold to Selected Dealers shall be for resale by such dealers only at the public offering price(s) set forth in the Prospectus and the Statement of Additional Information.

          (b) The Distributor shall offer and sell Shares only to such Selected Dealers as are (i) members in good standing of the National Association of Securities Dealers (the "NASD"), or (ii) exempt from membership in the NASD. In any Selected Dealer Agreement, the Distributor shall require the Selected Dealer to obtain the written consent of the Distributor (the "Distributor's Consent") prior to such Selected Dealer's making, causing to be made or otherwise participating, directly or indirectly, in the making of any offer or sale of any of the Fund's shares to any individual, corporation, partnership, trust, joint venture, or other person or entity located outside of the United States of America (a "Foreign Offer or Sale"). Such Selected Dealer Agreements shall also provide that any Foreign Offer or Sale shall be made only upon the terms and in accordance with the conditions set forth in the Distributor's Consent.

          (c) The Distributor shall adopt and follow procedures, as approved by the Fund, for the confirmation of sales and Shares to investors and Selected Dealers, the collection of amounts payable by investors and Selected Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, as such requirements may from time to time exist.

     8.   EXPENSES.

          (a) The Fund shall, on a monthly basis, reimburse the Distributor for particular expenditures incurred by it in connection with the distribution of such Shares. Such expenditures shall include the cost of (i) preparation, filing and printing of any Registration Statements and Prospectuses required to be filed by or under applicable federal, state or foreign law, (ii) the preparation and mailing of annual and interim reports, Prospectuses and proxy material to current shareholders, (iii) qualifications of Shares for sale (and the Fund as a broker, as applicable) under the securities laws of such states or other jurisdiction as shall be selected by the Fund and the Distributor in accordance with Section 5(c) hereof and the costs and expenses payable to each such state or other jurisdiction for continuing qualifications therein.

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          (b)  The Fund will not pay any of Distributor's interest expenses, carrying charges, or other financing costs or the overhead of the Distributor. "Overhead costs" include items of expense generally referred to as overhead, including, without limitation, costs related to leases, depreciation, salaries, payroll taxes, supplies and insurance.

          (c) The Fund shall not bear the expense of the registration or qualification of the Distributor as a dealer or a broker under federal, state or other applicable law or the expenses of continuing such registration or qualification.

     9.   INDEMNIFICATION.

          (a) The Fund agrees with the Distributor, for the benefit of the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act and each and all and any of them, to indemnify and hold harmless the Distributor and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several (including reasonable legal fees and expenses) to which they or any of them may become subject under the Securities Act or under any other statute, at common law or otherwise, and to reimburse the Distributor and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them in connection with any litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, filed with the SEC, or any amendment thereof or supplement thereto, or which arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Fund or to any such losses, claims, damages, liabilities or litigation arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or prospectus, or any amendment thereof of or supplement thereof, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by the Distributor for inclusion in any such Registration Statement or Prospectus or any amendment thereof or supplement thereto. The Distributor and each such controlling person shall, within thirty (30) days after the complaint shall have been served upon the Distributor or such controlling person in respect of which indemnity may be sought from the Fund on account of its agreement contained in this

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paragraph, notify the Fund in writing of the commencement thereof.  The omission of the Distributor of such controlling person so to notify the Fund of any such litigation shall relieve the Fund from any liability which it may have to the Distributor or such controlling person on account of the indemnity agreement contained in this paragraph if such failure to timely notify the Fund has resulted in substantial prejudice to the Fund, but shall not relieve the Fund from any liability which it may have to the Distributor or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Distributor or any such controlling person and notice of the commencement thereof shall have been timely given to the Fund, the Fund shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and reasonably satisfactory to the Distributor or such controlling person(s) or defendant(s) in the litigation. The indemnity agreement of the Fund contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor or any such controlling person, and shall survive any delivery of shares of the Fund. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of it officers or directors of which it may be advised in connection with the issue and sale of shares of the Fund.

          (b) Anything herein to the contrary notwithstanding, the agreement in subparagraph (a) of this Section, insofar as it constitutes a basis of reimbursement by the Fund for liabilities (other than payment by the Fund of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a Trustee of the Fund, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless in the opinion of counsel for the Fund the matter has been adjudicated by controlling precedent, the Fund, will, if a claim for such reimbursement is asserted, submit to a court of appropriate jurisdiction the question of whether or not such interest is against the public policy as expressed in the Securities Act.

          (c) The Distributor agrees to indemnify and hold harmless the Fund and its Trustees and such officers as shall have signed any Registration Statement filed with the Commission from and against any and all losses, claims, damages, or liabilities, joint or several, to which the Fund or such Trustees or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Fund or such Trustees or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made by the Fund in reliance upon information furnished in writing to the Fund by the Distributor for inclusion in any Registration Statement or any Prospectus, or any amendment thereof or supplement thereto or otherwise for distribution or publication. The Distributor shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. The Fund and its Trustees and such officers or defendant(s), in any such litigation, shall, within thirty (30) days after the complaint shall have been served upon the Fund or any such Trustee or officer in respect of which indemnity may be sought from the Distributor or account of its agreement contained in this paragraph, notify the Distributor in writing of the commencement thereof. The omission of the Fund or such Trustee or officer so to notify the Distributor of any such litigation shall relieve the Distributor from any liability which it may have to the Fund or such Trustee or officer of liability which it may have to the Fund or such Trustee or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve the Distributor from any liability which it may have to the Fund or such Trustee or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Fund or any such Trustee or officer and timely notice of the commencement thereof shall have been so given to the Distributor, the Distributor shall be entitled to participate in (and, to the extent it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Fund. The indemnity agreement of the Distributor contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund and shall survive any delivery of shares of the Fund. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers or Trustees or against any such controlling person of which it may be advised in connection with the issue and sale of the Fund's shares.

          (d) Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Fund or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

          (e) Except as expressly provided in subparagraphs (a) and (c) hereof, the agreements herein set forth have been made and are made solely for the benefit of the Fund, the Distributor, and the persons expressly provided for in subparagraphs (a) and (c), their respective heirs, successor, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the Fund, the Distributor, and the persons expressly provided for in subparagraphs (a) and (c), any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so provided, the terms "heirs, successors, personal representatives and assigns" shall not include any purchaser of shares merely because of such purchase.

     10.  DURATION, TERMINATION AND AMENDMENT OF THIS AGREEMENT.

          This Agreement shall become effective on the date it shall be approved by a vote of the Board of Trustees of the Fund and of a majority of the disinterested Trustees, and shall, unless terminated as hereinafter provided, continue in effect for a period of more than one (1) year from such date so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Fund and of a majority of the disinterested Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement may be terminated by the Fund at any time or by the Distributor on sixty (60) days' written notice to the Fund. No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and approved by a majority of the disinterested Trustees.

     11.  NOTICES.

          Any notice of other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor or to the Fund, each at 100 East Liberty, Third Floor Reno, Nevada 89501.

     12.  GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and any action arising out of a breach of this Agreement shall be brought in the State or federal court in Reno, Nevada.


ATTEST:                            THE NAVELLIER SERIES FUND



                                   By:
------------------------------          ----------------------------------------
                                        Louis Navellier, Trustee



                                   By:
                                        ----------------------------------------
                                        Barry Sander, Trustee



                                   By:
                                        ----------------------------------------
                                        Joel Rossman, Trustee



                                   By:
                                        ----------------------------------------
                                        Jacques Delacroix, Trustee



                                   By:
                                        ----------------------------------------
                                        Arnold Langsen, Trustee



ATTEST:                            NAVELLIER SECURITIES CORP.



                                   By:
------------------------------          ----------------------------------------
                                       Louis Navellier, President